AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL DATA

The following interim unaudited pro forma financial statements are based upon the application of pro forma adjustments to the American Medical Alert Corp. (“AMAC” or the “Company”) historical consolidated financial statements. The Company is providing this information because the effect of the October 3, 2005 acquisition of substantially all of assets of WMR Associates, Inc. (“WMR”) on the Company’s financial information is considered material.

The interim unaudited pro forma statement of operations data for the nine months ended September 30, 2005 has been prepared to give pro forma effect to the WMR Associates, Inc. acquisition as if it occurred on January 1, 2005. The interim unaudited pro forma balance sheet data has been prepared to give effect to the WMR Associates, Inc. acquisition as if it had occurred on September 30, 2005.

The pro forma adjustments and preliminary allocation of purchase price are based upon internal valuations and estimates. The unaudited pro forma financial statements are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the transaction described above actually been completed on the dates indicated and do not purport to indicate balance sheet information, results of operations, cash flows or other information as of any future date or any future period. Additionally, the following pro forma financial information is not necessarily indicative of the results that the combined businesses would have achieved if they had been combined for the periods shown or in the future.

The following data should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2005
(in 000's)

			Pro Forma		Pro Forma
	AMAC	WMR	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash	$4,072	$85	$(2,260)	(1),(2),(5)	$1,897
Accounts receivable	4,128	176	(146)	(1),(5)	4,158
Notes receivable	24	22	(22)	(2)	24
Inventories	493	-	-		493
Prepaid expenses and other current assets	746	-	-		746
Deferred Income taxes	397	-	-		397
Total current assets	9,860	283	(2,428)		7,715

Fixed Assets, net	7,165	785	(734)	(1),(2),(4)	7,216
				(5)
Other Assets
Long-term portion of notes receivable	80	-	-		80
Intangible assets	1,480	3	1,102	(1),(3),(5)	2,585
Goodwill	2,795	102	1,227	(1),(5)	4,124
Other assets	379	-	-		379
Deferred income taxes	163	-	-		163
Total assets	$21,922	$1,173	$(833)		$22,262

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	294	-	-		294
Accounts payable, accrued expenses and taxes payable	1,977	61	627	(1),(2),(5)	2,665
				(7),(8)
Current portion of lease obligation	48	-	-		48
Deferred revenue	113	46	(46)	(5)	113
Total current liabilities	2,432	107	581		3,120

Long-term portion of notes payable	259	-	-		259
Accrued rental obligation	181	-	-		181
Deferred tax liability	1,100	-	-		1,100
Other liabilities	205	-	-		205
Total liabilities	4,177	107	581		4,865
Minority interest		6	(6)	(2)	-
Shareholders' equity:
Preferred stock	-	-			-
Common stock	87	5	(5)	(6)	87
Additional paid in capital	12,486	-	-		12,486
Retained Earnings	5,278	1,055	(1,403)	(2),(5),(6)	4,930
				(7),(8)
	17,851	1,060	(1,408)		17,503
Less: treasury stock	(106)	-	-		(106)
Total shareholders' equity	17,745	1,060	(1,408)		17,397
Total liabilities and shareholders' equity	$21,922	$1,173	$(833)		$22,262

AMERICAN MEDICAL ALERT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2005

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1.
Reflects the preliminary allocation of the purchase price for the acquisition of substantially all of the assets of WMR Associates, Inc. ("WMR"). The purchase price allocation is based on estimates, is subject to change upon the completion of the valuation of the intangibles and has been made solely for the purpose of this pro forma statement. The following summarizes the preliminary purchase price allocation of WMR based on American Medical Alert Corp.'s ("AMAC") current estimates (dollars in 000's):

Accounts Receivable	$30
Fixed Assets	60
Non-compete Agreement	50
Customer List	1,250
Goodwill	1,329

Cost to acquire WMR	$2,719

The payment to acquire WMR consisted of:

Cash	$2,175
Due to Seller	544

Total payment to acquire WMR	$2,719

2.
Reflects the financial activity of North Shore Professional Building, which was owned 99% by WMR. The assets of this entity were not purchased by AMAC. The balance sheet of North Shore Professional Building consisted of the following (in 000’s):

Cash	$13
Notes Receivable	22
Fixed Assets	744
Accounts Payable	(1)
Minority Interest	(6)
Equity	(772)

3.	Reflects accumulated amortization of $195,000 on the non-compete agreement and customer list associated with the acquisition of WMR. These assets are being amortized over a five year period.

4.	Reflects adjustment to record depreciation of $9,000 on fixed assets purchased as part of the acquisition. The fixed assets purchased are being depreciated over five years.

AMERICAN MEDICAL ALERT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2005

5.	Reflects adjustment to the assets and liabilities of WMR that were not acquired as part of the acquisition.

6.	Reflects the elimination of equity from the Seller.

7.
Reflects adjustment to record the provision for income taxes of $165,000 on the acquired company based on net income earned for the nine months ended September 30, 2005. WMR filed as a "Subchapter S" Corporation and therefore, a provision for income taxes was not reflected at the corporation level.

8.	Reflects the adjustment to record the provision (credit) for income taxes of $ (47,000) for the effect of the pro forma entries recorded on the Income Statement.

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005
(in 000's, except per share data)

			Pro Forma		Pro Forma
	AMAC	WMR	Adjustments	Notes	Combined

Revenues:
Services	$15,947	$1,528	$-		$17,475
Product sales	214	-	-		214
Rental income	-	35	(35)	(1)	-
Total revenues	16,161	1,563	(35)		17,689

Costs and Expenses (Income):
Costs related to services	7,626	755	(96)	(1),(3)	8,285
Costs of product sales	118	-	-		118
Selling, general and administrative expenses	7,304	447	161	(1),(2),(3)	7,912
				(5),(6)
Interest expense	33	-	-		33
Other income	(276)	-	-		(276)
Total cost and expenses	14,805	1,202	65		16,072

Income before income taxes	1,356	361	(100)		1,617
Provision for income taxes	651	-	118	(1),(7),(8)	769

Net Income	$705	$361	$(218)		$848

Basic net income per share	$0.08				$0.10
Diluted net income per share	$0.08				$0.09
Basic weighted average common shares outstanding	8,370,315				8,370,315
Diluted weighted average common shares outstanding	9,067,566		4,177	(9)	9,071,743

AMERICAN MEDICAL ALERT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

Nine Months Ended September 30, 2005

The unaudited pro forma combined income statement gives effect to the following unaudited pro forma adjustments:

1.
Reflects the financial activity of North Shore Professional Building, which was owned 99% by WMR. The assets of this entity were not purchased by AMAC. The income statement, after eliminating consolidation entries, of North Shore Professional consisted of the following (in 000’s):

Rental income	$35
Cost related to services	70
Selling,general and administrative expense	5
(40)
Provision for income taxes	18
Net loss	$(22)

2.	Reflects amortization expense of $195,000 on the non-compete agreement and customer list associated with the acquisition of WMR. These assets are being amortized over a five year period.

3.	Reflects adjustment to record depreciation of $9,000 on fixed assets purchased as part of the acquisition. The fixed assets purchased are being depreciated over five years.

4.	Reflects adjustment to reverse depreciation and amortization expense of $24,150 and $1,433, respectively, recorded by WMR on the assets purchased by AMAC.

5.	Reflects adjustment to decrease Seller’s salary by $97,000. In connection with the asset purchase agreement, an employment agreement was also executed for $75,000 per annum for a two year period.

6.	Reflects adjustment to record rent expense of $58,500.

7.
Reflects adjustment to record the provision for income taxes of $165,000 on the acquired company based on net income earned for the nine months ended September 30, 2005. WMR filed as "Subchapter S" Corporation and therefore, a provision for income taxes was not reflected at the corporation level.

8.	Reflects adjustment to the provision (credit) for income taxes of $ (65,000) for the effect of Notes 2,3,4, 5 and 6 above.

9.	Reflects adjustment to earnings per share based on AMAC granting stock options to the Seller to purchase 25,000 shares of the Company’s common stock at an exercise price of $4.93 per share.